                                    Exhibit 10.15C


                       INDEMNIFICATION AGREEMENT WITH DIRECTOR
                         (MEMBER OF PROFIT SHARING COMMITTEE)

INDEMNIFICATION AGREEMENT made and entered into between WALLACE COMPUTER SERVICES, INC., a Delaware Corporation (the "Company"), and
____________________________________________________ (the "Director").


                                W I T N E S S E T H :


WHEREAS, the Director is a valued member of the Board of Directors of the Company; and

WHEREAS, under the provisions of the Company's Certificate of Incorporation, as in effect on the date hereof, the Company is obligated, to the fullest extent permitted from time to time by applicable law, to hold harmless and indemnify each person who is or was at any time a director of the Corporation from and against any and all expenses (including attorneys' fees), judgments, fines, amounts paid in settlement, and other liabilities and claims of any kind, that any such person may at any time suffer or incur or become subject to as a result of or in connection with his or her serving or having served at any time as a director of the Company, except that the Company does not have any affirmative obligation under its Certificate of Incorporation as in effect on the date hereof to indemnify any person who is or was a director with respect to expenses, judgments, fines, amounts paid in settlement, or other liabilities or claims of any kind based upon or attributable to (i) any breach of the director's duty of loyalty to the Company or its stockholders, (ii) any acts or omissions by the director which are not in good faith or which involve intentional misconduct or deliberate dishonesty, (iii) any improper personal profit or benefit by the director, or (iv) any income taxes in respect of compensation received for services as a director (collectively, the "Non-Indemnified Liabilities"); and

WHEREAS, the Director is a member of the Profit Sharing Committee under the Company's Profit Sharing and Retirement Plan (the "Profit Sharing Committee"); and

WHEREAS, the Company and the Director desire to confirm that the obligation of the Company to hold harmless and indemnify the Director extends to expenses (including attorneys' fees), judgments, fines, amounts paid in settlement, and other liabilities and claims of any kind, that the Director may at any time suffer or incur or become subject to as a result of or in connection with his or her serving or having served at any time as a member of the Profit Sharing Committee (collectively, the "Profit Sharing Committee Liabilities").

WHEREAS, due to the fact that the indemnification provisions of the Company's Certificate of Incorporation may be amended, modified or repealed, that the Company may be unable to continue to purchase and maintain adequate liability insurance, and that there are other substantial uncertainties associated with the indemnification provisions of the Delaware General Corporation Law and the Company's Certificate of Incorporation and with liability insurance, the Director does not regard the rights to indemnification granted to him under the provisions of the Delaware General Corporation Law and the Company's Certificate of Incorporation and under director and officer liability insurance as adequate to protect him against the risks associated with service as a member of the Profit Sharing Committee, and the Director may be unwilling to continue to serve as a member of the Profit Sharing Committee in the absence of the benefits and assurances provided to him under this Agreement; and

WHEREAS, the Company desires that the Director continue to serve as a member of the Profit Sharing Committee.

NOW, THEREFORE, in order to induce the Director to continue to serve as a member of the Profit Sharing Committee and in consideration of his continued service in such capacity, the Company hereby agrees with the Director as follows:

1. Notwithstanding any amendment, modification or repeal of the indemnification provisions of the Company's Certificate of Incorporation after the date hereof, the Company shall, to the fullest extent permitted from time to time by applicable law, hold harmless and indemnify the Director from and against any and all Profit Sharing Committee Liabilities.

2. Anything contained in this Agreement to the contrary notwithstanding, the Company shall not have any obligation to hold harmless or indemnify the Director pursuant to this Agreement (a) with respect to any Non-Indemnified Liability or
(b) with respect to any Profit Sharing Committee Liability to the extent the Director is entitled to and actually receives payment or reimbursement for such Profit Sharing Committee Liability (i) from the Company other than pursuant to this Agreement, (ii) under any policy of insurance, or (iii) from any third party.

3. In the event any claim should at any time be made or threatened against the Director with respect to or in connection with (i) any Profit Sharing Committee Liability, or (ii) otherwise in his capacity as a member of the Profit Sharing Committee, the Company shall, to the fullest extent permitted from time to time by applicable law, advance the Director any and all costs and expenses (including attorneys' fees) in investigating, defending or otherwise contesting such claim; PROVIDED, HOWEVER, that (i) the Company shall not be obligated to make any such advance to the Director unless and until the Director gives the Company a written undertaking to repay any and all such advances if and to the extent it is ultimately determined that the Director is not entitled to indemnification with respect to such claim, and (ii) the Company shall not be obligated to make any such advance to the Director in respect of any claim if, in the good faith determination of the Board of Directors of the Company made by a majority vote of a quorum of disinterested directors based upon the facts then known to the Board of Directors of the Company, such claim is with respect to Non-Indemnified Liabilities.

4. If the Director determines that a claim made or threatened against him has given rise to, or may give rise to, a right to indemnification under paragraph 1 hereof or a right to advancement of costs and expenses under paragraph 3 hereof, the Director shall give the Company prompt written notice of such claim; however, the failure to give the Company prompt written notice of a claim shall not relieve the Company from any obligation it may have to the Director with respect to such claim, under this Agreement or otherwise.

5. If a claim should be made or threatened against the Director which has given rise to, or may give rise to, a right to indemnification under paragraph 1 hereof or a right to advancement of costs and expenses under paragraph 3 hereof, and provided that such claim is not made or threatened in the name or on behalf of the Company and there is no other conflict of interest between the Company and the Director with respect to such claim, then:

    (a) The Company shall have the right to participate, at its own cost and expense, in the investigation, defense or other contest of such claim; and

    (b) The Company shall have the right to elect to assume the defense of such claim on behalf of the Director (if applicable, jointly with any third party who may have an obligation to hold harmless or indemnify the Director with respect to such claim).

If the Company should elect to assume the defense of a claim on behalf of the Director, then (i) the Company shall give the Director prompt written notice of such election; (ii) the Company shall be obligated to defend such claim in good faith and in a manner consistent with the best interests of the Director; (iii) provided that the Company defends such claim in good faith and in a manner consistent with the best interests of the Director and no conflict of interest develops between the Company and the Director with respect to such claim, the Company shall not be liable for any costs or expenses (including attorneys' fees) incurred by the Director in connection with defending or otherwise contesting such claim after he has received written notice of such election; and
(iv) the Company shall not settle or compromise such claim on any basis or in any manner which would impose any liability, limitation or restriction of any kind on the Director without his express written consent.

6. The Company shall perform its obligations under this Agreement upon receipt of written demand for such performance from the Director, and, if the Company fails to perform its obligations under this Agreement on demand, the Director may at any time thereafter bring legal action against the Company to obtain full and complete performance of its obligations hereunder. In any action brought to enforce this Agreement, upon a showing by the Director that a claim has been asserted against him with respect to or in connection with any alleged act or omission by him as a director of the Company, or any alleged neglect or breach of duty by him as a director of the Company, or otherwise in his capacity as a director of the Company, there shall be a presumption that the Director is entitled to indemnification and advancement of costs and expenses from the Company in respect of such claim, and the Company shall have the burden of proving that the Director is, in fact, not entitled to indemnification and not entitled to advancement of costs and expenses from the Company in respect of such claim. If the Director is successful, in whole or in part, in any action brought against the Company to obtain performance of its obligations under this Agreement, the Director shall be entitled to recover from the Company (i) his reasonable attorneys' fees and other reasonable costs and expenses in enforcing this Agreement, together with (ii) interest on any and all amounts recovered by him from the Company from the date written demand for payment or reimbursement of such amounts was first received by the Company until the date such amounts are paid or reimbursed at the rate equal to 2% over the prime rate as announced from time to time by The First National Bank of Chicago (or any successor to such bank), changing as and when such announced prime rate changes.

7. Nothing contained in this Agreement is intended to limit or restrict the right of the Director to obtain indemnification or advancement of costs and expenses under the provisions of the Delaware General Corporation Law as in effect from time to time, under the provisions of the Company's Certificate of Incorporation as in effect from time to time, or otherwise, and the rights of the Director to obtain indemnification and advancement of costs and expenses under this Agreement are in addition to any and all other rights the Director may have from time to time to obtain indemnification or advancement of costs and expenses from the Company or otherwise.

8. Any notice, demand or other communication to the Company under this Agreement may be addressed to the Company at its principal office to the attention of its Corporate Secretary.

9. This Agreement shall be governed by and construed in accordance with the law of Delaware.

10. This Agreement shall inure to the benefit of and be enforceable by the Director and his estate, heirs, legatees and personal representatives and shall be binding upon and enforceable against the Company and its successors and assigns (including, without limitation, any successor by merger or consolidation and any transferee of all or substantially all of its assets); and this Agreement shall survive the termination of the Director's service as a member of the Profit Sharing Committee for any reason.

IN WITNESS WHEREOF, the parties have executed this Agreement on the date first above written.

                                            WALLACE COMPUTER SERVICES, INC., a
                                            Delaware corporation


                                            ----------------------------------
                                            By:
                                            Title: Chairman of the Board


                                            DIRECTOR:


                                            ----------------------------------
                                            Name: